Exhibit 99.1

T1 Energy Reports First Quarter 2025 Results

Austin, TX and New York, NY, May, 15, 2025 T1 Energy Inc. (NYSE: TE) (“T1,” “T1 Energy,” or the “Company”) reported financial and operating results for the first quarter 2025 today.

Headlines

▪	T1 has signed 253 MW 2025 sales agreement with U.S. utility-scale developer. This sales agreement, which is the first new customer commitment the Company has signed as T1 Energy, underscores T1’s commercial appeal to U.S. developer customers. With this sales agreement, T1 has now secured 1.75 GW of 2025 customer module sales and offtake commitments for G1 Dallas.

▪	Reducing 2025 guidance, maintaining integrated G1/G2 guidance. T1 is lowering its 2025 full-year EBITDA guidance to $25 - $50 million from a prior range of $75 - $125 million based on a reduced production forecast of 2.6 – 3.0 GW from a prior expectation of 3.4 GW. The reduction in 2025 guidance reflects T1’s assumption of limited to no merchant sales from G1 Dallas during 2025 due to near-term trade policy uncertainties that are obscuring Bill of Materials cost visibility and creating a temporary lull in bidding activity, the elective conversion of three production lines from PERC to TOPCon technology, and a potential 800 MW inventory build. At the low-end of the updated EBITDA guidance range, T1 expects to exit 2025 with a cash and liquidity position of more than $100 million after approximately $70 million of cash debt service. There are no changes to T1’s projected $650 - $700 million annual run-rate EBITDA estimate based on optimized production at G1 Dallas and G2 Austin.

▪	G1 Dallas revenues and production continue to ramp. Following the full handover of G1 Dallas to T1’s operating team in April, the Company’s U.S. module manufacturing facility has continued to ramp sales and production volumes. During Q1 2025, T1 generated $64.6 million of revenue from G1 Dallas exclusively associated with deliveries under the Trina offtake contract. During Q2 2025, deliveries under the RWE offtake contract have commenced. As of May 11th, T1 had produced 690 MW of modules from G1.

▪	T1 has entered into a Heads of Agreement with a partner aligned with the Kingdom of Saudi Arabia to explore a potential investment in G2 Austin. T1 announced this morning that the Company has entered into a non-binding agreement to pursue an investment in the Company’s planned G2 Austin U.S. solar cell manufacturing facility. The agreement was signed at a ceremony in Riyadh this week hosted by the Saudi Ministry of Investment to commemorate the U.S. administration’s ‘America First’ program and the Kingdom’s commitment to investing in critical U.S. energy infrastructure projects.

“T1’s rapid corporate transformation gained momentum during and following the first quarter,” said Daniel Barcelo, T1’s Chief Executive Officer and Chairman of the Board. “Although potential changes to trade policy are creating near-term uncertainties in the merchant sales market for T1 and our developer customers, we are well positioned to manage this sales environment with 1.7 GW of 2025 contracted module offtake coverage, a robust cash and liquidity position, and the continued production and sales ramp up at G1 Dallas. In addition, our plans to establish a vertically integrated U.S. solar value chain, coupled with our domestic content strategy, are generating meaningful interest from customers, prospective capital providers, and industrial partners. As we sprint forward with our key strategic initiatives, we will continue to prioritize value generating opportunities that enhance T1’s competitive position as an emerging leader in the U.S. solar and storage markets.”

T1 Energy Inc.	News Release

Highlights of First Quarter 2025 and Subsequent Events

▪	G1 Dallas fully operational following term conversion of construction loan. On April 30th, T1 achieved term conversion of the G1 Dallas construction loan to a $235 million term loan in line with the previously communicated timeline. The conversion of the loan was conditioned upon third-party verification that construction, commissioning, and testing of all G1 Dallas production line equipment was complete. All production lines have been handed over to T1’s operations team.

▪	Key additions strengthen T1’s leadership team. On April 28th, T1 announced the additions of Andy Munro as Chief Legal Officer and Russell Gold as Executive Vice President of Strategic Communications. Mr. Munro and Mr. Gold bring deep solar energy legal and communications experience to T1’s mission to create a vertically integrated, solar plus storage manufacturing and technology leader in the United States.

▪	U.S. tariffs align with T1’s strategy to establish an integrated U.S. solar value chain based on high domestic content. On April 4th, T1 published a communication highlighting the potential long-term benefits to T1 from its domestic vertical integration strategy. Although solar industrial and tariff policy uncertainty are creating some near-term headwinds for T1 and utility-scale developers, T1 believes that it is positioned to benefit from public policies that promote U.S. manufacturing, technology transfer, and job creation.

Business Outlook and Guidance

▪	Reducing 2025 guidance, maintaining integrated G1/G2 guidance. T1 is lowering its 2025 full-year EBITDA guidance to $25 - $50 million from a prior range of $75 - $125 million based on a reduced production forecast of 2.6 – 3.0 GW from a prior expectation of 3.4 GW. The reduction in 2025 guidance reflects T1’s assumption of limited to no merchant sales from G1 Dallas during 2025 due to near-term trade policy uncertainties that are obscuring Bill of Materials cost visibility and creating a temporary lull in bidding activity; the elective conversion of three production lines from PERC to TOPCon technology; and a potential 800 MW inventory build. There are no changes to T1’s projected $650 - $700 million annual run-rate EBITDA estimate based on optimized production at G1 Dallas and G2 Austin.

▪	Strong liquidity outlook despite reductions to 2025 to EBITDA guidance. At the low-end of T1’s updated 2025 EBITDA guidance range, the Company expects to exit 2025 with a cash and liquidity position of more than $100 million after approximately $70 million of cash debt service. T1’s significant liquidity position is supported by 1.5 GW of high-margin customer offtake contracts, the anticipated start of Section 45X Production Tax Credit (“PTC”) monetizations in Q2 or Q3 2025, and the expected roll off of $20 million of legacy annual General & Administrative expenses by 2026 associated with the wind down of T1’s legacy European business.

▪	T1 is advancing financing processes for G2 Austin. T1 initiated several capital formation initiatives in parallel during the first quarter to pursue funding for the Company’s planned G2 Austin U.S. solar cell facility. The Company is currently advancing a project financing with its consortium of commercial lenders, the monetization of Section 45X PTCs, and possible mezzanine financing options to complement expected customer offtake deposits to reserve G2 capacity.

▪	Update on European Portfolio Optimization. The Company continues to make progress with the wind down of legacy European operations and the European Portfolio Optimization initiative. As personnel-related expenses roll off T1’s P&L, cost savings from the wind down should accelerate later in 2025, representing a projected $20 million of General & Administrative costs that will not recur in 2026. T1’s Board of Directors is concurrently overseeing the process of potentially harvesting value from legacy European assets, including Giga Arctic, the Customer Qualification Plant, and the Giga Vasa project. Securing access to additional power for these assets is expected to be a key value driver, and T1 will provide additional updates as the process develops.

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Q1 2025 Results Overview

▪	T1 Energy reported a net loss attributable to common stockholders for the first quarter 2025 of $17.1 million, or $0.11 per diluted share compared to a net loss of $28.5 million, or $0.20 per diluted share for the first quarter of 2024. Net loss from continuing operations was $4.1 million, or $0.03 per diluted share for the first quarter of 2025 compared to $11.3 million or $0.08 per diluted share for the first quarter of 2024. Net loss from discontinued operations was $12.1 million or $0.08 per diluted share for the first quarter of 2025 compared to $17.4 million or $0.12 per diluted share for the first quarter of 2024.

▪	As of March 31, 2025, T1 had cash, cash equivalents, and restricted cash of $51.1 million.

Presentation of First Quarter 2025 Results

A presentation will be held today, May, 15, 2025, at 8:00 am Eastern Daylight Time to discuss financial and operating results for the first quarter. The results and presentation material will be available for download at https://ir.t1energy.com/.

To access the conference call, listeners should proceed as follows:

1.	Click on the call link and complete the online registration form.

2.	Upon registering, you will receive dial-in information and a unique PIN to join the call as well as an email confirmation with details.

3.	Select a method for joining the call:

a.	Dial in: A dial in number and unique PIN are displayed to connect directly by phone.

b.	Call Me: Enter your phone number and a click “Call Me” for an immediate callback from the system. The call will come from a U.S. number.

The call will also be available by clicking the webcast link.

About T1 Energy

T1 Energy Inc. (NYSE: TE) is an energy solutions provider building an integrated U.S. supply chain for solar and batteries. In December 2024, T1 completed a transformative transaction, positioning the Company as one of the leading solar manufacturing companies in the United States, with a complementary solar and battery storage strategy. Based in the United States with plans to expand its operations in America, the Company is also exploring value optimization opportunities across its portfolio of assets in Europe.

To learn more about T1, please visit www.T1energy.com and follow us on social media.

Investor contact:

Jeffrey Spittel

EVP, Investor Relations and Corporate Development

jeffrey.spittel@T1energy.com

Tel: +1 409 599-5706

Media contact:

Russell Gold

EVP, Strategic Communications
russell.gold@T1energy.com

Tel: +1 214 616-9715

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Cautionary Statement Concerning Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation with respect to: the Company’s commercial appeal to U.S. developer customers; the Company’s financial, production and operational guidance; the existence of trade policy uncertainties and lack of cost visibility; the Company’s inventory build resulting from production at G1; the Company’s projected cash and liquidity position; the ability of the Company to ramp sales and production volumes at G1; the speed and success of the Company’s corporate transformation; the Company’s ability to manage the current sales environment; the Company’s plans to establish a vertically integrated U.S. solar value chain, coupled with its domestic content strategy; interest from the Company’s customers, prospective capital providers and industrial partners; the prioritization of value generating opportunities that enhance the Company’s competitive position as an emerging leader in the U.S. solar and storage markets; the potential for an investment in the Company’s planned G2 Austin U.S. solar cell manufacturing facility by a partner aligned with the Kingdom of Saudi Arabia; the Company’s potential long-term benefits of tariffs and other public policies that promote U.S. manufacturing, technology transfer, and job creation; the elective conversion of three production lines from PERC to TOPCon technology; the anticipated start of Section 45X Production Tax Credit (“PTC”) monetizations in Q2 or Q3 2025; the expected roll off of $20 million of legacy annual General & Administrative expenses by 2026 associated with the wind down of T1’s legacy European business; and the Company’s goals and projections for securing project financing at G2; These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in (i) T1’s annual report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2025, as amended and supplemented by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2025, (ii) T1’s post-effective amendment no. 1 to the Registration Statement on Form S-3 filed with the SEC on January 4, 2024, and (iii) T1’s Registration Statement on Form S-4 filed with the SEC on September 8, 2023 and subsequent amendments thereto filed on October 13, 2023, October 19, 2023 and October 31, 2023. All of the above referenced filings are available on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

T1 intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on T1’s website in the ‘Investor Relations’ section. T1, and its CEO and Chairman of the Board, Daniel Barcelo, also intend to use certain social media channels, including, but not limited to, X, LinkedIn and Instagram, as means of communicating with the public and investors about T1, its progress, products, and other matters. While not all the information that T1 or Daniel Barcelo post to their respective digital platforms may be deemed to be of a material nature, some information may be. As a result, T1 encourages investors and others interested to review the information that it and Daniel Barcelo posts and to monitor such portions of T1’s website and social media channels on a regular basis, in addition to following T1’s press releases, SEC filings, and public conference calls and webcasts. The contents of T1’s website and its and Daniel Barcelo’s social media channels shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

T1 Energy Inc.	4	News Release

T1 ENERGY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$48,881	$72,641
Restricted cash	2,210	4,004
Accounts receivable trade, net - related parties	18,005	—
Government grants receivable, net	14,080	687
Inventory	333,032	274,549
Advances to suppliers	164,248	164,811
Other current assets	7,908	1,569
Current assets of discontinued operations	38,312	64,909
Total current assets	626,676	583,170
Property and equipment, net	310,246	285,187
Goodwill	74,527	74,527
Intangible assets, net	270,686	281,881
Right-of-use asset under operating leases	149,570	111,081
Total assets	$1,431,705	$1,335,846
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$108,532	$61,708
Accrued liabilities and other	76,845	91,346
Deferred revenue	61,525	48,155
Derivative liabilities	1,556	14,905
Current portion of long-term debt	56,492	42,867
Current portion of long-term debt - related party	59,000	51,500
Payables to related parties	88,947	52,534
Current liabilities of discontinued operations	40,204	51,009
Total current liabilities	493,101	414,024
Long-term deferred revenue	30,000	32,000
Convertible note - related party	82,083	80,698
Operating lease liability	139,921	101,787
Long-term debt	170,753	188,316
Long-term debt - related party	234,829	238,896
Deferred tax liability	20,232	21,227
Other long-term liabilities	9,581	21,761
Total liabilities	1,180,500	1,098,709
Commitments and contingencies
Redeemable preferred stock
Convertible series A preferred stock, $0.01 par value, 5,000 issued and outstanding as of both March 31, 2025 and December 31, 2024 (includes accrued dividends and accretion of $978 and $87 as of March 31, 2025 and December 31, 2024, respectively)	49,266	48,375
Stockholders’ equity:
Common stock, $0.01 par value, 155,938 issued and outstanding as of March 31, 2025 and 155,928 issued and outstanding as of December 31, 2024	1,559	1,559
Additional paid-in capital	974,767	971,416
Accumulated other comprehensive loss	(32,910)	(58,975)
Accumulated deficit	(741,477)	(725,238)
Total equity	201,939	188,762
Total liabilities, redeemable preferred stock, and equity	$1,431,705	$1,335,846

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T1 ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2025	2024
Net sales - related parties	$64,647	$—
Cost of sales	35,671	—
Gross profit	28,976	—
Selling, general and administrative	52,587	15,004
Loss from continuing operations	(23,611)	(15,004)
Other income (expense):
Warrant liability fair value adjustment	1,567	146
Derivative liabilities fair value adjustment	25,229	—
Interest (expense) income, net	(9,853)	1,405
Foreign currency transaction (loss) gain	(14)	554
Other income, net	34	1,594
Total other income	16,963	3,699
Loss from continuing operations before income taxes	(6,648)	(11,305)
Income tax benefit	2,513	—
Net loss from continuing operations	(4,135)	(11,305)
Net loss from discontinued operations, net of tax	(12,104)	(17,385)
Net loss	(16,239)	(28,690)
Net loss attributable to non-controlling interests	—	147
Preferred dividends and accretion	(891)	—
Net loss attributable to common stockholders	$(17,130)	$(28,543)

Weighted average shares of common stock outstanding - basic and diluted	155,933	139,705
Net loss per share from continuing operations - basic and diluted	$(0.03)	$(0.08)
Net loss per share from discontinued operations - basic and diluted	$(0.08)	$(0.12)
Net loss per share attributable to common stockholders - basic and diluted	$(0.11)	$(0.20)

Other comprehensive income (loss):
Net loss	$(16,239)	$(28,690)
Foreign currency translation adjustments	26,065	(26,044)
Total comprehensive income (loss)	9,826	(54,734)
Comprehensive loss attributable to non-controlling interests	—	147
Preferred dividends and accretion	(891)	—
Comprehensive income (loss) attributable to common stockholders	$8,935	$(54,587)

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T1 ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(16,239)	$(28,690)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	3,939	3,551
Depreciation and amortization	14,678	2,211
Change in fair value of derivative liabilities	(25,229)	—
Gain on sale of property and equipment	(5,675)	—
Accretion of discount on long-term debt	4,640	—
Reduction in the carrying amount of right-of-use assets	1,689	277
Warrant liability fair value adjustment	(1,567)	(146)
Deferred income taxes	(995)	—
Share of net loss of equity method investee	425	156
Foreign currency transaction net unrealized gain	251	(1,359)
Other	1,311	—
Changes in assets and liabilities:
Inventory	(58,483)	—
Advances to suppliers and other current assets	(358)	2,852
Trade accounts receivable	(18,005)	—
Government grants receivable	(13,393)	—
Accounts payable, accrued liabilities and other	56,827	4,930
Deferred revenue	11,370	—
Net cash used in operating activities	(44,814)	(16,218)
Cash flows from investing activities:
Proceeds from the return of property and equipment deposits	1,202	19,021
Purchases of property and equipment	(29,141)	(21,455)
Proceeds from the sale of property and equipment	50,000	—
Net cash provided by (used in) investing activities	22,061	(2,434)
Cash flows from financing activities:
Debt fees paid	(3,760)	—
Net cash used in financing activities	(3,760)	—
Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	959	(4,324)
Net decrease in cash, cash equivalents, and restricted cash	(25,554)	(22,976)
Cash, cash equivalents, and restricted cash at beginning of period	76,645	275,742
Cash, cash equivalents, and restricted cash at end of period	$51,091	$252,766

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